Exhibit 10(f)(vii)
AMENDMENT NUMBER SIX
TO THE
HARRIS CORPORATION RETIREMENT PLAN
          WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective July 1, 2007 (the “Plan”);
          WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;
          WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;
          WHEREAS, the Employee Benefits Committee desires to amend the Plan (i) to reflect new procedures related to automatic enrollment; (ii) to permit after-tax employee contributions, including designated Roth contributions, to be eligible for rollover to the Plan; (iii) to reflect, in connection with the spin-off by the Corporation of Harris Stratex Networks, Inc., the temporary holding within the Harris Stock Fund of shares of Harris Stratex Networks, Inc. Class A common stock; and (iv) to clarify that elective contributions to the Plan automatically shall resume following a six-month hardship suspension, in the same form and at the same rate as in effect immediately prior to such hardship suspension; and
          WHEREAS, the Employee Benefits Committee has determined that the above-described amendments are non-material.
          NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended as follows:
          1. Effective as of July 1, 2009, the second sentence of Section 3.2(b) hereby is amended to read as follows:
Any deemed election described in this Section 3.2(b) shall be effective only with respect to Compensation not currently available to the Participant as of the effective date of the deemed election and shall be effective thirty (30) days following the date that the Participant first performs an Hour of Service, or as soon as administratively practicable thereafter.
          2. Effective as of August 1, 2009, Section 5.2(a) hereby is amended to delete in its entirety the second sentence thereof.
          3. Effective as of May 27, 2009, the following new paragraph hereby is added to the end of Section 7.2(b):
Notwithstanding the foregoing or any provision within the Plan to the contrary, as a result of a distribution payable on May 27, 2009 by the Company to its shareholders, including the Trust, of shares of Harris Stratex Networks, Inc. (“Harris Stratex Networks”) owned by the Company, the assets of the Harris Stock Fund also shall be invested in shares of Harris Stratex Networks Class A common stock (“Harris Stratex Networks Stock”) for the amount of time required in order to conduct an orderly liquidation of the Harris Stratex Networks Stock and reinvestment of the proceeds thereof in Harris Stock. The Harris Stratex Networks Stock shall be sold as soon as practicable upon the Trust’s receipt of such shares. The Trustee, or an agent engaged by the Executive Committee, if applicable, shall seek to liquidate the Harris Stratex Networks Stock within a reasonable timeframe subject to specific security liquidity constraints, any applicable restrictions that may apply to the sale of such shares and any other factors beyond the control of the Trustee or such agent, with the overall objective of minimizing transaction costs.
          4. Effective as of the date hereof, the second sentence of Section 9.1(b)(6) hereby is amended to read as follows:
Unless a Participant elects otherwise at the time and in the manner prescribed by the Administrative Committee, following the period of suspension of the Participant’s contributions prescribed by this Section 9.1(b)(6), contributions to the Plan by the Participant automatically shall resume in the same form and at the same rate as in effect immediately prior to such suspension.
          APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 21st day of May, 2009.

/s/ John D. Gronda
John D. Gronda, Secretary

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